Exhibit 10.15

Form of

Registration Rights Agreement

by and among

Surgery Partners, Inc.,

Certain Stockholders of Surgery Partners, Inc.

and

Certain other parties hereto.

Dated as of             , 2015

TABLE OF CONTENTS

ARTICLE I EFFECTIVENESS; DEFINITIONS		1
1.1	Effectiveness	1
1.2	Definitions	1

ARTICLE II REGISTRATION RIGHTS		1
2.1	Demand Registration Rights	1
2.2	Piggyback Registration Rights	2
2.3	Short-Form Registration	5
2.5	Secondary Offering	5
2.6	Indemnification and Contribution	5
2.7	Certain Other Provisions	8

ARTICLE III REMEDIES		8
3.1	Generally	8

ARTICLE IV PERMITTED REGISTRATION RIGHTS ASSIGNEES		8
4.1	Permitted Registration Rights Assignees	8

ARTICLE V AMENDMENT, TERMINATION, ETC.		9
5.1	Oral Modifications	9
5.2	Written Modifications	9
5.3	Effect of Termination	9

ARTICLE VI DEFINITIONS		9
6.1	Certain Matters of Construction	9
6.2	Definitions	10

ARTICLE VII MISCELLANEOUS		12
7.1	Authority: Effect	12
7.2	Notices	13
7.3	Merger: Binding Effect, Etc.	14
7.4	Descriptive Headings	14
7.5	Counterparts	14
7.6	Severability	14
7.7	No Recourse	14

ARTICLE VIII GOVERNING LAW		14
8.1	Governing Law	14
8.2	Consent to Jurisdiction	15
8.3	WAIVER OF JURY TRIAL	15
8.4	Exercise of Rights and Remedies	16

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FORM OF REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made as of             , 2015 by and among Surgery Partners, Inc., a Delaware corporation (the “Company”), H.I.G. Surgery Centers, LLC, a Delaware limited liability company (“H.I.G.”), and each other Stockholder party hereto as listed on the signature pages to this Agreement or who becomes a party hereto pursuant to Section 4.1 (each, individually, a “Stockholder” and together, the “Stockholders”).

RECITALS

1. The Company is contemplating an underwritten Initial Public Offering of shares of its common stock, $0.01 par value per share (“Common Stock”) registered on Form S-1 under the Securities Act (the “IPO”).

2. In connection with the IPO, the parties hereto have agreed to set forth their agreements regarding registration rights with respect to the Common Stock and certain other matters following the IPO.

AGREEMENT

Therefore, the parties hereto hereby agree as follows:

ARTICLE I

EFFECTIVENESS; DEFINITIONS.

1.1 Effectiveness. This Agreement shall become effective upon consummation of the closing of the IPO (the “Closing”).

1.2 Definitions. Certain terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in Section 6 hereof.

ARTICLE II

REGISTRATION RIGHTS.

The Company will perform and comply, and cause each of its subsidiaries to perform and comply, with such of the following provisions as are applicable to it. Each Holder will perform and comply with such of the following provisions as are applicable to such Holder.

2.1 Demand Registration Rights. The H.I.G. Parties, at any time more than 180 days after the Initial Public Offering may, by written notice to the Company, request that the Company effect the registration for a Public Offering of Registrable Shares having an anticipated net aggregate offering price of at least $10,000,000 ($25,000,000 in the case of an underwritten offering) (for the avoidance of doubt, the H.I.G. Parties may deliver a demand for registration under this Section 2.1 whether or not the H.I.G. Parties own Registrable Shares at the time of such request). If the H.I.G. Party initiating the registration intends to distribute the Registrable Shares in an underwritten offering, it will so advise the Company in their request. Promptly after receipt of notice requesting registration pursuant to this Section 2.1, the Company will give written notice of such requested registration to all other holders of Registrable Shares (a

“Demand Notice”). Subject to the limitations set forth in Sections 2.1.1, the Company will use its commercially reasonable efforts to effect the registration under the Securities Act of the Registrable Shares that the Company has been requested to register by the H.I.G. Party requesting such registration and all other Registrable Shares that the Company has been requested to register by other holders of Registrable Shares by notice delivered to the Company within 20 days after the giving of such notice by the Company.

2.1.1 Limitations. The Company will not be required to effect more than five registrations at the request of an H.I.G. Party; provided, that, the H.I.G. Party shall be charged with a request only if a Registration Statement covering at least 25% of the applicable Registrable Shares shall have been declared effective by the SEC and remained effective for not less than one hundred eighty (180) days. If from the time of any request to register Registrable Shares pursuant to this Section 2.1 to but not including the date when such registration becomes effective, the Company is engaged or has firm plans to engage within 90 days of the time of such request in a registered public offering as to which the holders may include Registrable Shares pursuant to Section 2.2, then the Company may, at its option, decline such request.

2.2 Piggyback Registration Rights.

2.2.1 Piggyback Registration. Whenever the Company (for itself or for any other Stockholder) proposes to register any of its equity securities under the Securities Act on a form of Registration Statement that would allow registration of Registrable Shares for sale to the public (except with respect to Registration Statements on Form S-4, Form S-8 or their respective successor forms) the Company will, prior to such filing, give written notice to each Stockholder of the Company’s intention to so register. Upon the written request of any Stockholder given within 10 days after the Company provides such notice, the Company shall use reasonable efforts to cause all of such parties’ requested Registrable Shares to be registered under the Securities Act; provided, however, that the Company shall have the right to postpone or withdraw any registration proposed pursuant to this Section 2.2 without obligation to any Stockholder.

2.2.2 Selection of Underwriter. In the case of any offering under this Section 2.2 involving an underwriting, the Board shall have the right to designate the managing underwriter; provided, however, that such managing underwriter shall be an investment bank of national reputation.

2.2.3 Allocation of Shares. In connection with any offering under this Section 2.2 involving an underwriting, the Company shall not be required to include any Registrable Shares in such underwriting unless the holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it. Further, if the managing underwriter advises the Company that, in its view, the number of Registrable Shares requested to be included in such registration exceeds the Maximum Offering Size, the Company will include in such registration, in the following priority, up to the Maximum Offering Size: first, so many shares of Common Stock proposed to be registered by the Company (for itself or for any other Stockholder pursuant to a Demand Notice) as would not cause the offering to exceed the Maximum Offering Size; and second, any Registrable Shares requested to be included in such registration by the Stockholders, allocated, if necessary, pro rata on the basis of their relative number of Registrable Shares so held.

2.2.4 Registration and Offering Procedures. In connection with the registration of Registrable Shares under the Securities Act, the Company shall:

(a) Prepare and file with the Commission the Registration Statement and use its commercially reasonable efforts to cause such Registration Statement to become effective.

(b) Following the effectiveness of the Registration Statement, use its commercially reasonable efforts to prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement continuously effective under the Securities Act until the Registrable Shares requested to be registered thereunder are sold; provided further that the Company shall promptly amend, renew or replace, as necessary, any Registration Statement that shall have expired or otherwise been deemed unusable and shall use its commercially reasonable efforts to keep such amended, renewed or replaced Registration Statement continuously effective under the Securities Act until the Registrable Shares requested to be registered thereunder are sold.

(c) Furnish to each selling Stockholder such reasonable numbers of copies of the prospectus included in the Registration Statement, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the selling Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by such selling Stockholder;

(d) Use commercially reasonable efforts to promptly remove restrictive legends from any Registrable Shares to be sold pursuant to the Registration Statement.

(e) Use commercially reasonable efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or blue sky laws of such states as the selling Stockholder shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the selling Stockholder to consummate the public sale or other disposition within such states of the Registrable Shares owned by the selling Stockholder; provided, however, that the Company shall not be required in connection with this paragraph (e) to qualify as a foreign corporation in any jurisdiction, execute a general consent to service of process in any jurisdiction, or subject itself to taxation in any jurisdiction;

(f) Enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the sale of such Registrable Shares, including without limitation providing reasonable access for due diligence, including such information in the prospectus as is reasonably requested by the managing underwriter and making management available to participate in a “roadshow” as reasonably requested by the managing underwriter;

(g) To the extent practicable, provide legal opinions covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the holders of Registrable Shares and the underwriter, and an auditor’s “comfort letter” addressed to the selling Stockholder;

(h) Following a Public Offering , provide adequate current public information necessary for compliance with Rule 144(c) of the Securities Act; and

(i) Otherwise cooperate reasonably with, and take such customary actions as may reasonably be requested by the holders of Registrable Shares in connection with such registration.

2.2.5 Amended Prospectus. If the Company has delivered preliminary or final prospectuses to the selling Stockholders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the selling Stockholders and, if requested, the selling Stockholders shall immediately cease making offers of Registrable Shares and return all prospectuses to the Company. The Company shall promptly provide the selling Stockholders with revised prospectuses and, following receipt of the revised prospectuses and compliance with any related requirements of the Securities Act and any applicable state securities or blue sky laws, the selling Stockholders shall be free to resume making offers of the Registrable Shares. Any period during which a prospectus is unusable pursuant to this Section 2.2 shall be added to the 180-day period in Section 2.2.4(b).

2.2.6 Allocation of Expenses. The Company will pay all expenses in complying with this Article II, including all registration and filing fees, exchange listing fees, printing, messenger and delivery expenses, applicable stock exchange fees, fees of accountants for the Company, fees and disbursements of counsel of the Company and the reasonable fees and expenses of one counsel selected by the holder(s) of a majority of the Registrable Shares included in such registration, state securities or blue sky reasonable fees and expenses, the expense of any special audits incident to or required by any such registration, any fees and disbursements customarily paid by the issuers of securities and expenses incurred in connection with any road show (including the reasonable out-of-pocket expenses of the selling Stockholders) but excluding underwriting discounts, selling commissions or any other brokerage or underwriting fees and expenses and the fees and expenses of the selling Stockholders’ own counsel (other than the one counsel selected as provided above and, if an additional counsel to certain selling Stockholders is used that is also counsel to the Company, such counsel).

2.3 Short-Form Registration.

2.3.1 Request for Short-Form Registration. At any time following the one-year anniversary of the Closing, the H.I.G. Parties shall have the right to make a written request to the Company to register, and the Company shall register in accordance with the terms of this Agreement, the sale of the number of Registrable Shares stated in such request under the Securities Act on Form S-3 or any similar short-form registration (other than a Shelf Registration) (a “Short-Form Registration”); provided, however, that the Company shall not be obligated to effect such demand for a Short-Form Registration (i) if the aggregate offering price of the Registrable Shares to be sold in such offering (including piggyback shares and before deduction of any underwriting discounts or commissions) is not reasonably expected to be at least $25,000,000 or (ii) within 90 days after the effective date of a previous Short-Form Registration or other previous registration in which the Holders of Registrable Shares were given piggyback rights pursuant to Section 2.2. Each request for a Short-Form Registration by the H.I.G. Parties shall state the amount of the Registrable Shares proposed to be sold and the intended method of disposition thereof.

If on the date of the request for Short Form Registration: (i) the Company is a WKSI, then the Short Form Registration request may request Registration of an unspecified amount of Registrable Securities; and (ii) the Company is not a WKSI, then the Short Form Registration request shall specify the aggregate amount of Registrable Securities to be registered. The Company shall provide to the H.I.G. Parties the information necessary to determine the Company’s status as a WKSI upon request.

2.4 Secondary Offering. If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in a Registration Statement are not eligible to be made as a secondary offering, the Company shall use commercially reasonable best efforts to persuade the SEC that the offering contemplated by the Registration Statement is a bona fide secondary offering. In the event that the SEC refuses to alter its position, the Company shall (i) remove from the Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure that the Registration Statement is deemed a secondary offering (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name any Holder as an “underwriter” in such Registration Statement without the prior written consent of such Holder. Any cut-back imposed pursuant to this Section 2.5 shall be allocated among the Holders on a pro rata basis in accordance with the number of shares that such Holders have requested to be included in such Registration Statement, unless the SEC Restrictions otherwise require or provide or the participating Holders otherwise agree. From and after the date that the Company is able to effect the registration of such Cut Back Shares in accordance with any SEC Restrictions, all of the provisions of this Section 2.5 shall again be applicable to such Cut Back Shares.

2.5 Indemnification and Contribution.

2.5.1 Indemnities by the Company. The Company will indemnify and hold harmless each seller of Registrable Shares, each underwriter of Registrable Shares, and each other person, if any, who controls any such seller or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934 against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or blue sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement including such Registrable Shares, any preliminary prospectus or final prospectus contained in such Registration Statement, any amendment or supplement to such Registration Statement, or any other disclosure document, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and, the Company will reimburse each such seller, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (a) any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, relating to such seller by or on behalf of such seller, underwriter or controlling person specifically for use in the preparation thereof or (b) the failure of such seller to deliver copies of the prospectus in the manner required by the Securities Act.

2.5.2 Indemnities to the Company. Each seller of Registrable Shares, severally (and not jointly or jointly and severally), will indemnify and hold harmless the Company, each of its directors and officers and each underwriter, if any, and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such director, officer, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or blue sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or any other disclosure document, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company relating to such seller by or on behalf of such seller, specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment, supplement or other disclosure document; provided, however, that the obligations of an Stockholder hereunder shall be limited to an amount equal to the net proceeds to the Stockholder arising from the sale of Registrable Shares as contemplated herein.

2.5.3 Notice of Claims. Each party entitled to indemnification under this Section 2.6.3 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) within a reasonable period of time after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be withheld unreasonably). The Indemnified Party may participate in such defense at such party’s expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party in the defense of any such claim or litigation shall, except with the prior written consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld).

2.5.4 Contribution. If the indemnification provided for herein is for any reason unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, will contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company, the sellers of Registrable Shares and any underwriter in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company, the sellers of Registrable Shares and any underwriter will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and sellers of Registrable Shares agree that it would not be just and equitable if contribution pursuant to this Section 2.6.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentence. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding sentence will be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.6.4, no seller of Registrable Shares will be required to contribute any amount in excess of the amount by which the total price at which the Registrable Shares of such seller of Registrable Shares was offered to the public (less underwriters discounts and commissions) exceeds the amount of any damages which such seller of Registrable Shares has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

2.6 Certain Other Provisions

2.6.1 Information by Holder. Each Holder of Registrable Shares included in any registration shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may reasonably request in writing if it is required in connection with any registration, qualification or compliance referred to in this Article II.

2.6.2 Lock-Up. Each Stockholder, if requested by the Board and an underwriter of Common Stock or other securities of the Company, shall agree pursuant to a written agreement not to sell or otherwise transfer or dispose of any Registrable Shares or other securities of the Company held by such Stockholder for a specified period of time (not longer than seven days) prior to the effective date of a Registration Statement and for a specified period of time (not longer than 180 days) following the effective date of a Registration Statement; provided, however, that such agreement shall not apply to any Registrable Shares (or other securities of the Company) held by such Stockholder if they are included in the Registration Statement. The Company may impose stop transfer instructions with respect to the Registrable Shares or other securities subject to the foregoing restrictions, until the end of the lock-up period. The written agreement referred to in the first sentence of this Section 2.7.2 is in addition to and not in replacement of other transfer restrictions contained in this Agreement.

ARTICLE III

REMEDIES.

3.1 Generally. The parties shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including preliminary or temporary relief) as may be appropriate in the circumstances.

ARTICLE IV

PERMITTED REGISTRATION RIGHTS ASSIGNEES.

4.1 Permitted Registration Rights Assignees. The rights of a Stockholder hereunder to cause the Company to register its Registrable Securities pursuant to Section 2.1, Section 2.2 or Section 2.3 may be assigned (but only with all related obligations as set forth below) in connection with a Transfer of such Shares effected in accordance with the terms of this Agreement to a Permitted Registration Rights Assignee of such Holder. Without prejudice to any other or similar conditions imposed hereunder with respect to any such Transfer, no assignment permitted under the terms of this Section 4.1 shall be effective unless the Permitted

Registration Rights Assignee, if not a Stockholder, has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that the Shares in respect of which such assignment is made shall continue to be deemed Shares and shall be subject to all of the provisions of this Agreement relating to Shares and that such Permitted Registration Rights Assignee shall be bound by, and shall be a party to, this Agreement. A Permitted Registration Rights Assignee to whom rights are transferred pursuant to this Section 4.1 may not again Transfer such rights to any other Permitted Registration Rights Assignee, other than as provided in this Section 4.1.

ARTICLE V

AMENDMENT, TERMINATION, ETC.

5.1 Oral Modifications. This Agreement may not be orally amended, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective.

5.2 Written Modifications. This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the Company and the Stockholders that hold a majority of the Shares held by all Stockholders: provided, however, that any amendment, modification, extension, termination or waiver (an “Amendment”) shall also require the consent of any Stockholder who would be disproportionately and adversely affected thereby. Each such Amendment shall be binding upon each party hereto and each holder of Shares subject hereto. In addition, each party hereto and each holder of Shares subject hereto may waive any right hereunder by an instrument in writing signed by such party or holder.

5.3 Effect of Termination. No termination under this Agreement shall relieve any Person of liability for breach prior to termination. In the event this Agreement is terminated, each party hereto shall retain the indemnification rights pursuant to Section 2.6 hereof with respect to any matter that (i) may be an indemnified liability thereunder and (ii) occurred prior to such termination.

ARTICLE VI

DEFINITIONS.

For purposes of this Agreement:

6.1 Certain Matters of Construction. In addition to the definitions referred to or set forth below in this Section 6:

(i) The words “hereof”, “herein”, “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;

(ii) The word “including” shall mean including, without limitation;

(iii) Definitions shall be equally applicable to both nouns and verbs and the singular and plural forms of the terms defined; and

(iv) The masculine, feminine and neuter genders shall each include the other.

6.2 Definitions. The following terms shall have the following meanings:

“Affiliate” shall mean, with respect to any specified Person, any Person that directly or through one or more intermediaries controls or is controlled by or is under common control with the specified Person (as used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise).

“Agreement” shall have the meaning set forth in the Preamble.

“Amendment” shall have the meaning set forth in Section 5.2.

“Board” shall mean the board of directors of the Company.

“business day” shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

“Closing” shall have the meaning set forth in Section 1.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall mean the common stock of the Company, par value $0.01 per share.

“Company” shall have the meaning set forth in the Preamble.

“Convertible Securities” shall mean any evidence of indebtedness, shares of stock (other than Common Stock) or other securities (other than Options and Warrants) which are directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock.

“Cut Back Shares” shall have the meaning set forth in Section 2.5.

“Demand Notice” shall have the meaning set forth in Section 2.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as in effect from time to time.

“H.I.G. Parties” shall mean H.I.G. Surgery Centers, LLC and any of its Affiliates.

“Holders” shall mean the holders of Registrable Securities under this Agreement.

“Initial Public Offering” shall mean the initial Public Offering of the Company with an aggregate public offering price of at least $25,000,000 and an initial Public Offering price equivalent to at least $4.00 per share of Common Stock.

“IPO” shall have the meaning set forth in the Recitals.

“LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of Surgery Center Holdings, LLC, dated as of             , 2015.

“Maximum Offering Size” shall mean the largest aggregate number of shares which can be sold without having a material adverse effect on such offering, as determined by the managing underwriter.

“Members of the Immediate Family” shall mean, with respect to any individual, (i) each spouse, or natural or adopted child or grandchild of such individual or natural or adopted child or grandchild of such individual’s spouse, (ii) each trust created solely for the benefit of one or more of such individual and the Persons listed in clause (i) above, and solely for estate planning purposes, (iii) each custodian or guardian of any property of one or more of the Persons listed in clause (i) above, in his capacity as such custodian or guardian and (iv) each corporation, limited partnership or limited liability company controlled by such individual or one or more of the Persons listed in clause (i) above for the benefit of one or more of such Persons.

“Options” shall mean any options to subscribe for, purchase or otherwise directly acquire Common Stock, other than any such option held by the Company or any right to purchase shares pursuant to this Agreement.

“Permitted Registration Rights Assignee” shall mean a transfer: (a) with respect to each holder which is not a natural person, to any Affiliate or to a Person for whom such holder (or an Affiliate of such holder) acts as investment advisor or investment manager; or (b) with respect to each holder who is a natural person: (i) to a Member of the immediate family of such holder; (ii) to a charitable entity, immediate family member or any trust for the direct or indirect benefit of the holder; or (iii) and upon the death of a holder, pursuant to the will or other instrument of such holder or by applicable laws of descent and distribution to such holder’s estate, executors, administrators and personal representatives, and then to such holder’s heirs, legatees or distributees, whether or not such recipients are Members of the Immediate Family of such holder; provided, however no part of an Interest may be transferred to a minor or an incompetent except in trust or pursuant to the Uniform Gifts to Minors Act.

“Person” shall mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Public Offering” shall mean a public offering and sale of Common Stock for cash pursuant to an effective registration statement under the Securities Act.

“Registrable Shares” or “Registrable Securities” shall mean any shares of Common Stock issued through the exchange of units in Surgery Center Holdings, LLC in the Reorganization in connection with this IPO; provided, however, that shares of common stock which are Registrable Shares shall cease to be Registrable Shares (a) upon any sale pursuant to a Registration Statement, Section 4(1) of the Securities Act or Rule 144 under the Securities Act or any successor rule under the Securities Act, or (b) at such time as such securities may be distributed without volume limitation or other restrictions on transfer under Rule 144 (including without application of paragraphs (c), (e) (f) and (h) of Rule 144).

“Registration Statement” means a registration statement (on Form S-1 or Form S-3) filed by the Company with the Commission for a public offering and sale of securities of the Company.

“Reorganization” means the reorganization of the Company and Surgery Center Holdings, LLC in connection with the Company’s IPO, pursuant to the Reorganization Agreement, dated as of             , 2015.

“Rule 144” shall mean Rule 144 under the Securities Act (or any successor Rule).

“SEC” means the United States Securities and Exchange Commission.

“SEC Restrictions” shall have the meaning set forth in Section 2.3.3.

“Securities Act” shall mean the Securities Act of 1933, as amended, as in effect from time to time.

“Shares” shall mean all shares of Common Stock held by a Stockholder, whenever issued, including all shares of Common Stock issued upon the exercise, conversion or exchange of any Options, Warrants or Convertible Securities.

“Short-Form Registration” shall have the meaning set forth in Section 2.3.1.

“Stockholders” shall have the meaning set forth in the Preamble.

“Transfer” shall mean any sale, pledge, assignment, encumbrance or other transfer or disposition of any Shares to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise.

“Warrants” shall mean any warrants to subscribe for, purchase or otherwise directly acquire Common Stock.

“WKSI” means any Securities Act registrant that is a well-known seasoned issuer as defined in Rule 405 under the Securities Act at the most recent eligibility determination date specified in paragraph (2) of that definition.

ARTICLE VII

MISCELLANEOUS.

7.1 Authority: Effect. Each party hereto represents and warrants to and agrees with each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association.

7.2 Notices. Any notices, requests, demands, claims and other communications required or permitted to be delivered, given or otherwise provided under this Agreement shall be in writing and shall be (a) delivered or given personally, (b) sent by facsimile or email, or (c) sent by overnight courier in each case, to the address (or facsimile number) listed below:

If to the Company:

Surgery Partners, Inc.

40 Burton Hills Boulevard

Suite 500

Nashville, Tennessee 37215

Attention: Teresa Sparks and Michael Doyle

E-mail: tsparks@surgerypartners.com and mdoyle@surgerypartners.com

If to an H.I.G. Party:

H.I.G. Surgery Centers, LLC

c/o H.I.G. Capital

600 Fifth Avenue

New York, New York 10020

Attention: Chris Latiala and Matthew Lozow

Email: claitala@higcapital.com and mlozow@higcapital.com

with a copy to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, New York 10007

Attention: Carl Marcellino

Email: carl.marcellino@ropesgray.com

Facsimile: 646.728.1523

Notice to the holder of record of any shares of capital stock shall be deemed to be notice to the holder of such shares for all purposes hereof.

Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date received, if personally delivered, (b) on the date received if delivered by facsimile or email on a business day, or if delivered on other than a business day, on the first business day thereafter and (c) 2 business days after being sent by overnight courier. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

7.3 Merger: Binding Effect, Etc. This Agreement, together with the Stockholders Agreement and LLC Agreement, constitute the entire agreement of the parties with respect to their subject matter, supersede all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective heirs, representatives, successors and permitted assigns. Except as otherwise expressly provided herein, no Stockholder or other party hereto may assign any of its respective rights or delegate any of its respective obligations under this Agreement without the prior written consent of the other parties hereto, and any attempted assignment or delegation in violation of the foregoing shall be null and void.

7.4 Descriptive Headings. The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.

7.5 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

7.6 Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

7.7 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Stockholder covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner, member or stockholder of any Stockholder or of any Affiliate or assignee thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future director, officer, employee, partner, member or stockholder of any Stockholder or of any Affiliate or assignee thereof, as such, for any obligation of any Stockholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

ARTICLE VIII

GOVERNING LAW.

8.1 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

8.2 Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts, whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this Agreement, the court in which such litigation is being heard shall be deemed to be included in clause (a) above. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 7.4 hereof is reasonably calculated to give actual notice. The provisions of this Section 8.2 shall not restrict the ability of any party to enforce in any court any judgment obtained in a federal or state court of the State of Delaware.

8.3 WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 8.3 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 8.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

8.4 Exercise of Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

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IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) as of the date and year first above written.

COMPANY:	Surgery Partners, Inc.

By:
	Name:	Michael Doyle
	Title:	Chief Executive Officer

STOCKHOLDERS:

By:
Name:
Title:

[Signature Page to the Registration Rights Agreement]